Exhibit 3.12.2

BY-LAWS

OF

REFINANCE AMERICA, LTD.

ARTICLE I

Registered Office, Registered Agent, and Corporate Seal

Section 1.               The Corporation is incorporated under the laws of the State of Nevada and is, or will become, authorized to do business in the State of Colorado as a foreign corporation. The registered office of the Corporation for the State of Colorado shall be 38th Floor, 1999 Broadway, Denver, CO 80202, but other offices may be established from time to time by resolution of the Board of Directors, both within and without the State of Colorado. The resident agent for the State of Nevada is The Corporation Trust Company of Nevada at One East First Street, Reno, Nevada 89501. The registered agent at the registered office of the Corporation for the State of Colorado shall be selected by the Board; and until a successor is named by appropriate resolution, Erma J. Lowery shall serve as such agent.

Section 2.               The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Nevada” and “Seal”, and shall be in such form as may be impressed on the margin of these By-Laws or as may be approved by the Board of Directors, which shall have power to alter same at its pleasure.

ARTICLE II

Shares and Transfer Thereof

Section 1.               Certificates for all shares shall be issued in numerical order, shall be signed by the President and the Secretary or Assistant Secretary, and shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. The signatures of the President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than a Corporation itself or an employee of the Corporation.

Section 2.               No new certificate evidencing shares of stock shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued shall be surrendered for cancellation, except as provided in Section 3 of this Article.

Section 3.               In case of loss or destruction of any certificate of stock, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation satisfactory indemnity in an amount and for a period satisfactory to the Board of Directors.

Section 4.               The Board of Directors shall have power to close the stock transfer books of the Corporation for a stated period, not to exceed fifty (50) days, for the purpose of determining stockholders entitled to notice of, or vote at, any meeting of the stockholders or adjournment thereof, or entitled to receive payment of any dividend or distribution, or in order to make a determination of stockholders for any other purpose. If the stock transfer books shall be thus closed, such books shall be closed for at least ten (10) days immediately preceding such meeting. The Board of Directors, however, with or without closing the books of the Corporation, may fix, up to fifty (50) days in advance, a date to serve as record date for the aforementioned purposes, the stock book on said record date to control, notwithstanding any stock transfer after such record date. If the Board of Directors shall not have fixed, in advance, a record date or ordered the stock transfer books closed, then the record date shall be ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

ARTICLE III

Stockholders and Meetings Thereof

Section 1.               Only stockholders registered as such on the books of the Corporation as aforesaid shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names; and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any share on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Colorado.

Section 2.               In the absence of a resolution of the Board of Directors providing otherwise, the annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place as may be determined by the Board of Directors within forty-five (45) days after each subsequent July 1st, one in each year, but not on a legal holiday. If a quorum be not present, the meeting may be adjourned from time to time, not exceeding, in the aggregate, sixty (60) days.

Section 3.               Unless a waiver of notice signed by all stockholders entitled to vote be obtained, notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail not less than ten (10) days nor more than fifty (50) days prior to the date fixed for the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except that if authorized stock is to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. Failure to mail such notice or obtain a waiver thereof shall not invalidate the meeting, but it may be adjourned by those present for a period not to exceed sixty (60) days until any deficiency in notice or waiver shall be supplied.

Section 4.               Special meetings of stockholders may be called by the President, and shall be called by the Secretary upon request of the holders of not less than Thirty-Five (35%) in amount of the outstanding shares of the Corporation entitled to vote on the subject matter for which the meeting is called.

Section 5.               At all meetings of stockholders, each holder of stock entitled to vote on any matter presented thereat shall be entitled to one vote (and each fractional share shall be entitled to a corresponding fractional vote), in person or by proxy, for each share of voting stock standing in his name on the books of the Corporation.

Section 6.               A quorum at any meeting of the stockholders shall consist of fifty-one percent (51%) of the then outstanding shares of the Corporation entitled to vote, represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting, unless otherwise required by law or by the provisions of the By-Laws or of the Articles of Incorporation of this Corporation.

Section 7.               The President of the Corporation shall be ex-officio chairman at all meetings of stockholders.

ARTICLE IV

Directors, Powers, and Meetings

Section 1.               The property and business of the Corporation shall be managed by a Board of Directors, who need not be stockholders of the Corporation or residents of the State of Colorado, and who shall be elected at the annual meeting of stockholders or some adjournment thereof, and shall hold office until the next annual meeting or until their successors shall have been elected and shall qualify. No provision of this section shall be restrictive upon the right of stockholders to remove directors, by a vote of at least two-thirds (2/3) of the shares entitled to vote.

Section 2.               Any vacancy in the Board of Directors, however caused, may be filled by the stockholders entitled to vote at a special meeting of such stockholders called for such purpose by the President, or, in his absence, by the Secretary. A director thus elected shall hold office for the unexpired term of his predecessor and until his successor is duly elected and shall qualify.

Section 3.               There shall be not more than three (3) nor less than two (2) directors. The number of directors may be increased or decreased from time to time by amendment of these By-Laws, provided that these By-Laws shall never provide for less than two (2) directors, and further provided that no increase or decrease shall have the effect of shortening the term of any incumbent director.

Section 4.               The annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of stockholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.

Section 5.               Regular, periodic meetings of the Board of Directors may be held at such time and place as may be fixed, from time to time, by resolution of such Board of Directors, and no notice shall be required in connection therewith.

Section 6.               Special meetings of the Board of Directors may be called at any time by the President, and may be held within or without the State of Colorado at such time or place as the directors may specify, or as the notice of waiver thereof shall specify. Notice of such meetings shall, unless otherwise waived, be given orally, or personally served upon, or mailed to the last known address of each director at least three (3) days prior to the date fixed for the meeting. Special meetings of the Board of Directors may be held at anytime or place that all directors are present in person, with or without notice, and the presence of any director at a meeting, regular or special, shall constitute waiver of notice of such meeting except as otherwise provided by law.

Neither the business to be transacted at, nor the purpose of, any, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.               A quorum at all meetings of the Board of Directors shall consist of a majority of the membership of said Board., a smaller number may, however, adjourn from time to time without further notice, until a quorum be secured.

Section 8.               In addition to the powers granted by the laws of the State of Colorado, the Articles of Incorporation, and these By-Laws, the Board of Directors may exercise all such powers and do ‘all such lawful acts and things as are not prohibited by statute, by the Articles of Incorporation or by these By-Laws.

Section 9.               Directors may receive such fees as may be established by appropriate resolution of the Board of Directors, for attendance thereto and may receive reasonable and actual traveling for attendance at such meetings.

Section 10.             The Board of Directors, by resolution adopted by the majority of the number of directors, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

ARTICLE V

Officers

Section 1.               The elective officers of the Corporation shall be a President and a Secretary/Treasurer and such other officers as may be deemed necessary by the Board of Directors, and said officers shall be elected by the Board of Directors at its first meeting after the annual meeting of stockholders, or at any other time. The said officers shall be elected and qualified. Any two or more offices may be held by the same person, except that one person may not simultaneously hold the offices of President and Secretary.

Section 2.               The Board may appoint a General Manager, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other agents as it may deem advisable, who shall hold office at the pleasure of the Board.

Section 3.               The officers and agents shall respectively exercise and perform such powers, duties, and functions as are generally exercised by like officers in corporate affairs, and as may be directed by the Board of Directors.

Section 4.               All officers, agents, and employees of the Corporation may receive salaries or other compensation as may be fixed by the Board of Directors. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.

Section 5.               In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director, or person whom it may select.

Section 6.               Each officer shall prepare such reports, from time to time, as shall be required by the Board of Directors, for submission to the annual meeting of stockholders, or for other purposes.

ARTICLE VI

Dividends and Finance

Section 1.               The Board of Directors may, from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, in the manner and to the extent permitted by law.

Section 2.               The Board of Directors, or the stockholders entitled to vote, may set aside, from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as may be deemed expedient as reserve funds to meet contingencies, for equalizing dividends, for maintaining property of the Corporation, or for any other purpose.

Section 3.               The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks, or trust company or trust companies, or saving institutions, as the Board of Directors shall designate, and may be drawn upon only in the name of the Corporation by such person or persons as the Board of Directors, by appropriate resolution may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer or officers, or agent or agents, as shall thereunto be authorized, from time to time, by the Board of Directors.

Section 4.               The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE VII

Waiver of Notice and Proxies

Section 1.               Any stockholder or director may waive, orally or in writing, any notice required to be given under these By-Laws, whether before or after the time stated therein.

Section 2.               Proxies shall be in writing, signed by a stockholder of record.

ARTICLE VIII

Amendments

Section 1.               These By-Laws may be altered, amended, or repealed by a vote of two-thirds (2/3) of the stockholders entitled to vote at any meeting of the stockholders provided that written notice of such proposed amendment shall have been given at least three (3) days prior to such meeting or written waiver of such notice shall be obtained from all stockholders entitled to vote, as the case may be.

CERTIFICATE

The undersigned hereby certifies that she is the duly elected, qualified, acting and hereunto Secretary of the aforesaid Corporation and that the foregoing and annexed By-Laws constitute a true and complete copy of the By-Laws of said Corporation presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed hereto the seal of said Corporation.

Dated this 29th day of August, 1996.

/s/Erma J. Lowery
Erma J. Lowery
As Secretary

STATE OF COLORADO	)
CITY AND	) ss.
COUNTY OF DENVER	)

SUBSCRIBED AND SWORN TO before me this 29th day of August, 1996 by Erma J. Lowery, as Secretary of the aforesaid Corporation.

WITNESS my hand and official seal.

/s/ [illegible]
NOTARY PUBLIC

My Commission Expires: 4/21/2001